                                                                      Exhibit 14


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions Exhibit A - "Form of Agreement and Plan of Reorganizations" and Exhibit C - "Financial Highlights Table for Scudder International Select Equity Portfolio" in the Proxy Statement/Prospectus of the Scudder Variable Series II and to the references to us included in the Fund's Statement of Additional Information dated May 1, 2002 which is incorporated by reference, and to the incorporation by reference of our report dated February 15, 2002 with respect to the financial statements and financial highlights of Scudder New Europe Portfolio and Scudder International Select Equity Portfolio (formerly, Scudder International Research Portfolio) included in the Scudder Variable Series II Annual Report dated December 31, 2001 in this Registration Statement (Form N-14) dated July 26, 2002.

                                                             ERNST & YOUNG LLP

Boston, Massachusetts
July 25, 2002